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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our report dated April 11, 2001, and to all references to our firm included in or made a part of this Registration Statement on Form N-1A of the NUVEEN MUNICIPAL MONEY MARKET FUND, INC (comprising the Nuveen Municipal Money Market Fund).

                                       /s/ ARTHUR ANDERSEN LLP
                                       ARTHUR ANDERSEN LLP

Chicago, Illinois
June 14, 2001